UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2005

SanDisk Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26734 (Commission File Number)	77-0191793 (IRS Employer Identification No.)

140 Caspian Court, Sunnyvale, California (Address of principal executive offices)	94089 (Zip Code)

Registrant’s telephone number, including area code (408) 542-0500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
SIGNATURES

Item 2.02. Results of Operations and Financial Condition

     On January 27, 2005, SanDisk Corporation (“the Registrant”) held a webcast/conference call to report its financial results for its fourth quarter and fiscal year ended January 2, 2005. The following financial guidance was given by the Registrant during the webcast/conference call.

The Registrant provided the following business outlook:

•	Expect Q1 product revenue to decline sequentially in retail, and believe that the seasonal decline from Q4 to Q1 will be more pronounced than in the past.

•	Expect Q1 OEM sales to be down sequentially.

•	Expect Q1 license & royalty revenue to increase sequentially, reflecting our licensees’ seasonally strong fourth quarter sales.

•	Expect retail pricing to decline moderately in the first quarter, likely in the neighborhood of 15%.

•	Expect Q1 product gross margin to remain at approximately 32%.

•	Expect Q1 operating expenses to increase. Q1 operating expense forecast is $88 to $92 million, which includes approximately an incremental $10 million for 300-millimeter R&D.

•	Expect Q1 tax rate to remain at 37%.

•	For the entire year of 2005, expect sales in megabytes to increase by approximately 120% — 140% compared to 2004. Forecast reflects current captive production expectations and a non-captive mix of approximately 30%.

•	Expect license & royalty revenue of approximately $180 million for 2005.

•	Starting first 300-millimeter wafers in Fab 3 during the current quarter, and expect to complete 300-millimeter qualification with 90-nanometer 4gigabit chip by the end of the second quarter and start production in the third quarter.

•	Expect to incur a substantial increase in R&D expenses in Q1 and Q2. Currently expect that in Q3 these Fab 3 expenses will shift from R&D to COGS as Fab 3 production begins, resulting in an adverse impact on product gross margins in the second half of 2005, but R&D expenses returning to normal levels. Current estimates are for R&D expenses to include approximately $15 million in Q1, up approximately $10 million sequentially, and approximately $30 million in Q2. Expect COGS in the second half of 2005 to include start-up expenses of approximately $40 million, likely more concentrated in Q3.

•	Expect to see the first benefits from Fab 3 investments in Q4, and expect that Fab 3 will become a critical component for sustaining the Registrant’s growth in 2006 and beyond.

•	Expect Registrant’s share of 200-millimeter and 300-millimeter equipment in 2005 to be approximately $600 million, of which approximately $240 million will be funded by the operating lease recently concluded by Flash Partners. The remaining $360 million in cash requirements is easily funded from existing cash balances, even before considering positive cash flow from operations.

     In addition, the Registrant wishes to correct a typographical error in the press release it issued and filed on a Form 8-K on January 27, 2005. The last clause of the third to last bullet point under the section titled “Financial Results and Highlights” should read, “USB flash drive share increased to 33% from 22% for the same periods according to data from NPD Techworld, a division of the NPD Group.”

     This Form 8-K contains certain forward-looking statements, including statements about the Registrant’s business outlook, sales, future revenues, average selling prices, gross margins, earnings, operating expenses, tax rates, R&D expenses, cost of goods sold, capital equipment expenditures, expectations for new product introductions, technological advancements, new markets and customers, market share, the transition and augmentation of the Registrant’s captive manufacturing capacity and funding thereof and supply mix that are based on the Registrant’s current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate and may significantly and adversely affect the Registrant’s business, financial condition and results of operations. Risks that may cause these forward-looking statements to be inaccurate include among others: fluctuations in the Registrant’s operating results, market demand for the Registrant’s products may grow more slowly than expectations or a slower adoption rate for these products in new markets that the Registrant is targeting, future average selling price erosion that may be more severe than expectations due to possible excess industry capacity of flash memory either from existing suppliers or from new competitors, slower than expected expansion of the Registrant’s global sales channels, fluctuations in operating results, unexpected yield variances and longer than expected low yields and other possible delays related to completion of the Registrant’s 90 nanometer NAND flash technology conversion, the Registrant’s conversion to 70 nanometer NAND flash technology or the ramp up of the new 300-millimeter flash fabrication facility, any interruption of or delay in supply from any of the semiconductor manufacturing facilities that supply products to the Registrant, the Registrant’s inability to make additional planned smaller geometry conversions, such as the 70 nanometer conversion, in a timely manner, decreased demand, price increases from non-captive flash memory sources and third-party subcontractors, higher than expected operating expenses, higher than anticipated capital expenditures, adverse global economic and geo-political conditions, including adverse currency exchange rates and acts of terror, the timely development, internal qualification and customer acceptance of new products that are based on the 90 nanometer and 70 nanometer NAND technologies, fluctuations in license and royalty revenues, higher than anticipated regulatory duties or fees, business interruption due to earthquakes or other natural disasters, particularly in areas in the Pacific Rim and Japan where the Registrant manufactures and assembles products, further impairment of the Registrant’s investments in Tower Semiconductor Ltd. due to any decline in stock valuations, and the other risks detailed from time-to-time in the Registrant’s Securities and Exchange Commission filings and reports, including, but not limited to, the Form 10-K for the year ended December 28, 2003 and the Registrant’s quarterly reports on Form 10-Q. Future results may differ materially from those previously reported. The Registrant does not intend to update the information contained in this Form 8-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2005

SanDisk Corporation
By:	/s/ Judy Bruner
	Name:	Judy Bruner
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)